Exhibit 5.1

Transocean Partners LLC

Deepwater House

Kingswells Causeway

Prime Four Business Park

Aberdeen, Scotland X0 AB15 8PU

Our reference: BERD2/29455.50002/80326225v3

February 26, 2015

Registration Statement on Form S-8: Exhibit 5.1 Opinion

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Transocean Partners LLC, a Marshall Islands limited liability company (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (collectively, the “Rules”), of a registration statement on Form S-8 (such registration statement and any amendments or supplements thereto are referred to collectively as the “Registration Statement”) for the registration of 3,448,276 of the Company’s common units (the “Units”) representing limited liability company interests that may be issued pursuant to the Company’s 2014 Incentive Compensation Plan (the “Plan”).

As counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Amended and Restated Limited Liability Company Agreement of the Company dated March 27, 2014, the Second Amended and Restated Limited Liability Company Agreement of the Company dated July 29, 2014, and the Certificate of Formation of the Company dated February 6, 2014;

(ii)	the Registration Statement;

(iii)	the Plan; and

(iv)	such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company that we have deemed relevant and necessary as the basis for the opinion hereafter expressed.

In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

In rendering this opinion letter, we have also assumed:

(i)	that the issuance and sale of the Units complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan and all of the instruments and other documents relating thereto or executed in connection therewith;

(ii)	the filing by the Company with the Commission of the Registration Statement substantially in the form examined by us;

(iii)	at or prior to the time of delivery of any Units, the Registration Statement will be effective under the Securities Act; and

(iv)	that the Units shall be issued under the Plan in compliance with applicable federal, state and foreign securities laws.

As to matters of fact material to this opinion letter that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Company and of public officials, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

This opinion letter is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that if, as and when the Units have been issued pursuant to the provisions of duly authorized award agreements in accordance with the terms of the Plan (including the payment in full to the Company of any amount required to be paid pursuant to the Plan or the applicable award agreement (including, without limitation, any exercise price or tax withholding), such Units will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement, and to the references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the related Rules.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP